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                                                                   Exhibit 99.11

                        CONSENT OF INDEPENDENT AUDITORS





The Board of Directors and Shareholders
Keystone High Income Bond Fund (B-4)
(formerly Keystone Custodian Fund, Series B-4)





         We consent to the use of our report dated September 1, 1995, included herein and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "ADDITIONAL INFORMATION" in the statement of additional information.





                             /s/ KPMG Peat Marwick LLP

                             KPMG Peat Marwick LLP





Boston, Massachusetts
November 28, 1995